[Ryder Scott Company Petroleum Engineers Letterhead]

                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS


     We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-3 of references to our firm and our report and of our estimates of reserves in Magnum Hunter Resources, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such prospectus.


/s/ Ryder Scott Company Petroleum Engineers
Ryder Scott Company Petroleum Engineers

Houston, Texas

May 18, 1999